Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of November 25, 2019 (this “Agreement”), is entered into by and among Teva Pharmaceutical Finance Nether lands II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “Company”), Teva Pharmaceutical Industries Limited, a company organized under the laws of Israel (the “Guarantor”), and the initial purchasers listed on Schedule I hereto (each an “Initial Purchaser” and collectively, the “Initial Purchasers”), for which BNP Paribas, Citigroup Global Markets Limited and Goldman Sachs International are acting as representatives (each a “Representative ” and collectively, the “Representatives”).

The Company, the Guarantor and the Initial Purchasers listed in Schedule I hereto are parties to the Purchase Agreement dated November 19, 2019 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of €1,000,000,000 aggregate principal amount of its 6.000% Senior Notes due 2025 (the “Notes” and, together with the Guarantee (as defined below), the “Securities”).

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

The Notes will be issued by the Company and guaranteed by the Guarantor on a senior unsecured basis.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date ” shall have the meaning set forth in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior unsecured notes issued under the Indenture by the Company and guaranteed by the Guarantor containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of the applicable Registrable Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantee ” shall mean the guarantee of the Notes and guarantee of the Exchange Securities, by the Guarantor under the Indenture.

“Guarantor” shall have the meaning set forth in the preamble.

“Holder Notice ” shall have the meaning set forth in Section 2(b) hereof.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture ” shall mean the Senior Indenture, dated as of March 14, 2018, by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee, as supplemented by (i) the First Supplemental Indenture relating to the Securities, dated as of March 14, 2018, by and among the Company, the Guarantor, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent, (ii) the Second Supplemental Indenture relating to the Securities, dated as of November 25, 2019, by and among the Company, the Guarantor, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent, and (iii) as may be amended and supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Paying Agent” shall mean any paying agent appointed under the Indenture.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including (i) any preliminary prospectus and (ii) any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Securities become eligible to be sold pursuant to Rule 144 under the Securities Act by a Person that is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor, (iii) such Securities are sold under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or (iv) such Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities, which firm shall be selected by the Underwriters or the Majority Holders), (iii) the costs incident to the preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee, any Paying Agent and their counsel, (vii) the reasonable fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding any or all fees and expenses of advisors or counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission. “Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantor that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post- effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean the date which is 365 days after the Closing Date.

“Trigger Date ” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee ” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantor shall use their reasonable best efforts to (i) cause to be filed with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the date the Exchange Offer Registration Statement became effective for use by one or more Participating Broker-Dealers. The Company and the Guarantor shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than the Target Registration Date (or if such date is not a Business Day, the next succeeding Business Day).

The Company and the Guarantor shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days (in accordance with the Exchange Act) from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, such other information as may be reasonably required to identify the Securities to be withdrawn and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantor prior to the consummation of the Exchange Offer that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor or, if it is such an “affiliate,” such Holder will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Exchange Securities and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the Exchange Securities. Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company.

As soon as practicable after the last Exchange Date, the Company and the Guarantor shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities validly tendered by such Holder and accepted for exchange pursuant to the Exchange Offer.

The Company and the Guarantor shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and customary conditions relating to the delivery of Securities or other actions customarily taken by Holders participating in the Exchange Offer or the execution and delivery of customary documentation relating to the Exchange Offer.

(b) In the event that (i) the Company and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) a Holder participating in the Exchange Offer does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and notifies (a “Holder Notice”) the Company within 30 days after such Holder first becomes aware of such restrictions, (iii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iv) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantor shall use their reasonable best efforts to cause to be filed, as soon as practicable after such determination, date, Holder Notice or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

In the event that the Company and the Guarantor are required to file a Shelf Registration Statement pursuant to clause (iv) of the preceding sentence, the Company and the Guarantor shall use their reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) above with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantor agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period of one year from the effective date of such Shelf Registration Statement or such shorter period that will terminate when the Securities covered by the Shelf Registration Statement cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantor agree to furnish to the Holders of Registrable Securities registered on such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company and the Guarantor shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

In the event that either the Exchange Offer is not consummated by the Target Registration Date or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(iii) hereof, is not effective by the Target Registration Date, the interest rate on the Registrable Securities will be increased by (i) 0.250% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.250% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective, up to a maximum total increase of 0.500% per annum. In the event that the Company receives a Holder Notice or Shelf Request pursuant to Section 2(b)(ii) or 2(b)(iv), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of (x) the Target Registration Date or (y) 90 days after delivery of such Holder Notice or Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.250% per annum for the first 90 -day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.250% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective, up to a maximum total increase of 0.500% per annum.

If the Shelf Registration Statement, if required hereby, is effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period (the 60th such date, the “Trigger Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.250% per annum for the first 90-day period immediately following the Trigger Date and (ii) an additional 0.250% per annum with respect to each subsequent 90-day period, up to a maximum total increase of 0.500% per annum, and ending on such date that the Shelf Registration Statement is again effective or the Prospectus again becomes usable. Such additional interest shall accrue as liquidated damages on the principal amount of the Exchange Securities or Registrable Securities, as the case may be. Any additional interest required to be paid by the Company pursuant to Section 2(d) shall be referred to as “Additional Interest.”

(e) Notwithstanding anything to the contrary contained herein, the Additional Interest is the sole and exclusive remedy available to Holders due to a registration default, so long as the Company and the Guarantor are acting in good faith hereunder, including, without limitation, with respect to satisfying their obligations.

3. Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall as soon as reasonably practicable possible:

(i) use their reasonable best efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantor, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) use their reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantor with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, use their reasonable best efforts, upon written request, to furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) in the case of an Exchange Offer Registration Statement, use their reasonable best efforts to register and qualify the Registrable Securities under all applicable state securities or blue sky laws and, in the case of a Shelf Registration Statement, cooperate with the selling Holders and their counsel to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and use their reasonable best efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities included on such Shelf Registration Statement and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be required;

(vii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, as promptly as practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement and any post- effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested in writing);

(ix) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities included on such Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

(x) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus (other than any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement and does not name the Holders of Registrable Securities in their capacity as such), provide copies of such document to the Initial Purchasers and their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities included on such Shelf Registration Statement and their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Initial Purchasers or their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included on such Shelf Registration Statement or their counsel) available for discussion of such document; and the Company and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or any Free Writing Prospectus, (other than any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus and does not name the Holders of Registrable Securities in their capacity as such), of which the Initial Purchasers and their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (if the Initial Purchasers hold any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object in writing within five Business Days after receipt thereof;

(xii) use reasonable best efforts to obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) use reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee and any Paying Agent to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of a majority of the outstanding aggregate principal amount of the Registrable Securities to be included in such Shelf Registration (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and one firm of accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys (but no more than one counsel acting for all such Holders) and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant to conduct reasonable investigation within the meaning of Section 11 of the Securities Act in connection with a Shelf Registration Statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one counsel designated by and on behalf of such parties; and provided further that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(xv) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when required by the applicable underwriting agreement, (2) obtain opinions of counsel to the Company and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Securities being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration

Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus, and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantor made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; it being agreed that the representations and warranties, opinions of counsel and comfort letters delivered in connection with the initial offering of the Securities are customary.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing; provided that if such Holder fails to provide the requested information within 15 Business Days, the Company may exclude such Holder’s Registrable Securities from such Shelf Registration Statement until such time as the information is provided.

(c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(a)(vi)(3), 3(a)(vi)(5) or 3(a)(vi)(6) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantor, such Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company and the Guarantor shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantor shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantor may give any such notice only twice during any 365-day period, any such suspensions shall not exceed 60 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering and reasonably acceptable to the Company. However, each Holder agrees that, neither such Holder nor any Underwriter participating in any disposition pursuant to any Registration Statement on such Holder’s behalf, will make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company. Notwithstanding anything contained herein, no Underwritten Offering hereunder may be conducted without the Company’s written consent, such consent not to be unreasonably withheld or delayed; provided that any request for an Underwritten Offering must be made by written request of Holders of at least 20% of the principal amount of the then outstanding Registrable Securities; provided further, that the Company shall not be required to complete more than one Underwritten Offering pursuant to the terms hereof.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Company has been advised that the Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantor have been advised that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree to use their reasonable best efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier of (i) 180 days after the date the Exchange Offer Registration Statement becomes effective (as such period may be extended pursuant to Section 3(d) of this Agreement) and (ii) the date on which each Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market- making or other trading activities, in each case to the extent necessary to ensure that it is available for resales. The Company and the Guarantor further consent to the delivery of such Prospectus (or, to the extent permitted by law, agree to make available) by Participating Broker-Dealers during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any such request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors, officers, employees, agents and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or in any amendment thereof or any supplement thereto, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing, or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor, jointly and severally, will also indemnify the Underwriters, if any, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser or its respective affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing such Initial Purchasers, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified

Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantor or the officers or directors of or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 7(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. Except as otherwise specified herein, all notices and other communications provided for or permitted hereunder shall be made in writing by hand- delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantor, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) if to such other persons, at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement. Notwithstanding anything to the contrary in this Agreement, each Initial Purchaser (whether it is an original party to this Agreement or a party to whom this Agreement has been previously transferred pursuant to this paragraph) shall be entitled to assign or transfer all of its rights or obligations under this Agreement to any affiliate registered in the European Union or which is also carrying on EU-regulated services (in each case, the “EU Affiliate”) by notice in writing, and from the date of such transfer, references to such Initial Purchaser shall be read as references to such EU Affiliate. Upon completion of such assignment or transfer of all rights and obligations under this Agreement, each transferor pursuant to this paragraph (d) shall be released from its obligations under this Agreement.

(e) Third-Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Bail-in Powers. Notwithstanding any other term of this Agreement or any other agreement, arrangement, or understanding between the Initial Purchasers and the Company or the Guarantor, the Company and the Guarantor acknowledge, accept, and agree to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Initial Purchasers to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Initial Purchasers or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii) As used in this paragraph (f), (A) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (B) “Bail-in Powers” means any Write- down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; (C) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or succeeded; (D) “BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised; (E) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and (F) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Initial Purchasers.

(g) Counterparts. This Agreement may be signed on counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i) Waiver of Immunity. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

(j) Jurisdiction. Each of the Company and the Guarantor agrees that any suit, action or proceeding against the Company or the Guarantor brought by any Initial Purchaser, the directors, officers, employees, agents and affiliates of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantor has appointed Teva Pharmaceuticals USA, Inc. (“Teva USA”) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by any Initial Purchaser, the directors, officers, employees, agents and affiliates of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, agents and affiliates of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Israel. THE COMPANY, THE GUARANTOR AND EACH OF THE INITIAL PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(l) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, void or unenforceable provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

By	/s/ Tomer Amitai
Name:	Tomer Amitai
Title:	Authorized Representative

By	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By	/s/ Kåre Schultz
Name:	Kåre Schultz
Title:	President and Chief Executive Officer

By	/s/ Tomer Amitai
Name:	Tomer Amitai
Title:	Senior Vice President and Corporate Treasurer

(Signature page - Registration Rights Agreement (Euro))

Confirmed and accepted as of the date first above written:

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto

BNP PARIBAS

By:	/s/ Ama Ocansey	/s/ Eric Noyer
Name:	Ama Ocansey	Eric Noyer
Title:	Authorised Signatory	Authorized Signatory

(Signature page - Registration Rights Agreement (Euro))

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tim Odell
Name:	Tim Odell
Title:	Delegated Signatory

(Signature page - Registration Rights Agreement (Euro))

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Neil Slee
Name:	Neil Slee
Title:	Managing Director

(Signature page - Registration Rights Agreement (Euro))

Schedule I

Initial Purchasers Party to the Purchase Agreement

BNP Paribas

Citigroup Global Markets Limited

Goldman Sachs International

Barclays Bank PLC

Credit Suisse Securities (Europe) Limited

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

Mizuho International plc

Morgan Stanley & Co. LLC

MUFG Securities EMEA plc

SMBC Nikko Capital Markets Limited

Banca IMI S.p.A.

PNC Capital Markets LLC